UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2018

EMC INSURANCE GROUP INC.
(Exact name of registrant as specified in its charter)

Iowa	0-10956	42-6234555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Mulberry Street, Des Moines, Iowa	50309
(Address of Principal Executive Offices)	(Zip Code)

(515) 345-2902
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure
On July 26, 2018, EMC Insurance Group Inc. (the "Company") issued a press release announcing that second quarter 2018 results were negatively impacted by a higher than anticipated level of non-catastrophe losses in the property and casualty insurance segment. As a result, the Company expects to report a net loss in the range of ($0.26) to ($0.22) per share, non-GAAP operating income (loss)1 in the range of ($0.04) to $0.00 per share, and a GAAP combined ratio of approximately 109.8 percent for the second quarter of 2018.
The Company also announced a reduction in 2018 non-GAAP operating income guidance from the previous range of $1.10 to $1.30 per share to a revised range of $0.95 to $1.15 per share. The press release is furnished as Exhibit 99.

1Non-GAAP operating income: Non-GAAP operating income is calculated by excluding net realized investment gains/losses and, beginning in 2018, the change in net unrealized investment gains/losses on equity investments from net income/loss. While realized investment gains/losses are integral to the Company’s insurance operations over the long term, the decision to realize investment gains or losses in any particular period is subject to changing market conditions and management’s discretion, and is independent of the Company’s insurance operations. Prior to 2018, investments in equity investments were classified as available-for-sale and changes in unrealized investment gains/losses on equity investments were recognized in other comprehensive income. Effective January 1, 2018, the Company adopted the updated financial instruments guidance issued by the FASB, which requires changes in the unrealized investment gains/losses on equity investments to be recognized in net income/loss rather than other comprehensive income. Changes in unrealized investment gains/losses on equity investments are not predictable due to changing market conditions and are therefore also excluded from the calculation of non-GAAP operating income.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on July 26, 2018.

EMC INSURANCE GROUP INC.
Registrant

/s/ Mark E. Reese
Mark E. Reese
Senior Vice President and
Chief Financial Officer